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Exhibit 2.2

FIRST AMENDMENT TO
AMENDED AND RESTATED TRUST AGREEMENT

by and between

GCO ELF LLC, formerly known as GMAC ELF LLC,
as Certificateholder

and

WILMINGTON TRUST COMPANY
as Delaware Trustee

Dated as of December 1, 2004

FIRST AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT, dated as of December 1, 2004 (this "First Amendment"), by and between GCO ELF LLC, formerly known as GMAC ELF LLC, a Delaware limited liability company, as the Certificateholder, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee (the "Delaware Trustee"), amends the Amended and Restated Trust Agreement, dated as of March 1, 2003 (the "Original Trust Agreement"), between GMAC ELF LLC, as the initial Certificateholder and Sponsor, and the Delaware Trustee (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in the Original Trust Agreement).

W I T N E S S E T H:

        WHEREAS, GMAC Education Loan Funding Trust-I (the "Trust"), a Delaware statutory trust was created pursuant to a Certificate of Trust filed with the Secretary of State of the State of Delaware on January 15, 2003 and an initial trust agreement dated as of January 15, 2003 (the "Initial Trust Agreement") between GMAC ELF LLC and the Delaware Trustee

        WHEREAS, the Initial Trust Agreement was amended pursuant to the Original Trust Agreement; and

        WHEREAS, GMAC Commercial Capital Corp. has transferred its interest in GMAC ELF LLC, and GMAC ELF LLC, as the sole Certificateholder, and the Delaware Trustee desire to change the name of the Trust to remove the references to "GMAC" therein and to change the address of the Sponsor; and

        WHEREAS, GMAC ELF LLC, has changed its name to "GCO ELF LLC" in connection with the transfer of GMAC Commercial Capital Corp.'s interest in GMAC ELF LLC; and

        WHEREAS, Section 10.01 of the Original Trust Agreement provides that the Original Trust Agreement may be amended by a written instrument signed by the Delaware Trustee and the Required Certificateholders to (i) cure any ambiguity or correct any provision of the Trust Agreement or (ii) with the consent of each Certificateholder the interests of which in its Certificates or the Trust would be adversely affected in any material respect thereby, supplement, add, eliminate, or change in any manner one or more provisions of the Original Trust Agreement or modify in any manner the rights of the Certificateholders; provided, however, that such action (A) as evidenced by an Opinion of Counsel, shall not adversely affect in any material respect the interests of the Delaware Trustee, or the Noteholders taken as a whole, and (B) the Delaware Trustee shall have received from each rating agency then rating any of the Notes, a prior written confirmation that the proposed amendment will not result in the withdrawal, downgrade or qualifications of the then current ratings of the obligations; provided further, if in the opinion of the Delaware Trustee any amendment adversely affects any right, duty or liability of, or immunity or indemnity in favor of, it or Wilmington Trust Company, in its individual capacity, under the Original Trust Agreement, the Transaction Documents or any of the documents contemplated thereby to which it or the Trust is a party, or would cause or result in any conflict with or breach of or default under any terms, conditions or provisions of its charter documents or bylaws or any document contemplated hereby or thereby to which it is a party, the Delaware Trustee may in its sole discretion decline to enter into such amendment; and

        WHEREAS, the Delaware Trustee has received the opinion of Kutak Rock LP that this First Amendment shall not adversely affect in any material respect the interests of the Delaware Trustee, or the Noteholders taken as a whole; and

        WHEREAS, the Delaware Trustee has received from each rating agency rating the Notes, a prior written confirmation that this First Amendment will not result in the withdrawal, downgrade or qualifications of the then current ratings of the Notes; and

        WHEREAS, the Delaware Trustee has determined that this First Amendment does not adversely affect any right, duty or liability of, or immunity or indemnity in favor of, it or Wilmington Trust Company, in its individual capacity, under the Original Trust Agreement, the Transaction Documents or any of the documents contemplated by thereby to which it or the Trust is a party, nor will this First Amendment cause or result in any conflict with or breach of or default under any terms, conditions or provisions of its charter documents or bylaws or any document contemplated hereby or thereby to which it is a party; and

        NOW, THEREFORE, for and in consideration of the premises herein contained, GCO ELF LLC, as the sole Certificateholder, and the Delaware Trustee hereby agree as follows:

ARTICLE I
DEFINITIONS

        All capitalized terms used in this First Amendment and not defined herein shall have the meanings assigned to them in the Original Trust Agreement.

ARTICLE II
AMENDMENTS TO THE ORIGINAL TRUST AGREEMENT

        Section 2.01. Amendment to the definition of "Administrator" in Section 1.01 of the Original Trust Agreement.    The definition of "Administrator" in Section 1.01 of the Original Trust Agreement is hereby amended in its entirety to read as follows:

          "Administrator" means GCO Education Loan Funding Corp., a Delaware Corporation, and its successors and assigns.

        Section 2.02. Amendment to the definition of "Trust" in Section 1.01 of the Original Trust Agreement.    The definition of "Trust" in Section 1.01 of the Original Trust Agreement is hereby amended in its entirety to read as follows:

          "Trust" means the GCO Education Loan Funding Trust-I established pursuant to the Trust Statute.

        Section 2.03. Amendment to Section 2.01 of the Original Trust Agreement.    The third sentence of Section 2.01 of the Original Trust Agreement is hereby amended in its entirety to read as follows:

          The Trust shall be known as GCO Education Loan Funding Trust-I.

        Section 2.04. Amendment to Section 2.02 of the Original Trust Agreement.    Section 2.02 of the Original Trust Agreement is hereby amended in its entirety to read as follows:

          Section 2.02. Name. The name of the Trust shall be GCO Education Loan Funding Trust-I, in which name the Delaware Trustee solely in such capacity on behalf of the Trust may, subject to the terms hereof and the other Transaction Documents, conduct business, make and execute loans, contracts, security instruments and other instruments, acquire, pledge, convey and transfer property and sue or be sued.

        Section 2.05. Amendment to Section 10.05 of the Original Trust Agreement.    The address of the Sponsor in Section 10.05 of the Original Trust Agreement is hereby amended in its entirety to read as follows:

if to the Sponsor:	GCO ELF LLC
c/o GCO Education Loan Funding Corp.
Carnegie Hall Tower
152 West 57th Street, 60th Floor
New York, New York 10019
Telephone: (212) 649-9700
Facsimile: (212) 649-9701
Attention: Kenneth Rogozinski

        Section 2.06. Amendment to Exhibit A to the Original Trust Agreement.    Exhibit A to the Original Trust Agreement is hereby replaced with Exhibit A hereto.

        Section 2.07. Amendment to Exhibit B to the Original Trust Agreement.    Exhibit B to the Original Trust Agreement is hereby replaced with Exhibit B hereto.

        Section 2.08. Amendment to Exhibit C to the Original Trust Agreement.    Exhibit C to the Original Trust Agreement is hereby replaced with Exhibit C hereto.

        Section 2.09. Amendment to Exhibit D to the Original Trust Agreement.    Exhibit D to the Original Trust Agreement is hereby replaced with Exhibit D hereto.

        Section 2.10. Amendment to Exhibit E to the Original Trust Agreement.    Exhibit E to the Original Trust Agreement is hereby replaced with Exhibit E hereto.

        Section 2.11. Amendment to Exhibit F to the Original Trust Agreement.    Exhibit F to the Original Trust Agreement is hereby replaced with Exhibit F hereto.

ARTICLE III
MISCELLANEOUS

        Section 3.01. Reaffirmation.    Except for the provisions of the Original Trust Agreement amended or otherwise changed hereby, the other covenants, warranties, representations and provisions of the Original Trust Agreement are reaffirmed without change.

        Section 3.02. Severability.    In the event that any provision of this First Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

        Section 3.03. Execution in Counterparts.    This First Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        Section 3.04. Applicable Law.    This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

        Section 3.05.Captions.    The captions or headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this First Amendment.

        Section 3.06.Amended and Restated Certificate of Trust.    The Delaware Trustee is hereby authorized and directed to execute the amended and restated certificate of trust in the form attached hereto as Exhibit G, and to file the same with the Delaware Secretary of State on December 15, 2004 or as soon as practicable thereafter.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective officers as of the day and year first above written.

GCO ELF LLC, formerly known as GMAC ELF LLC, as Sponsor
By:	GCO ELF SPC INC.
By:	/s/ KENNETH ROGOZINSKI
Name:	Kenneth Rogozinski
Title:	Vice President
WILMINGTON TRUST COMPANY, in its individual capacity and in its capacity as Delaware Trustee
By:	/s/ RACHEL L. SIMPSON
Name:	Rachel L. Simpson
Title:	Financial Services Officer

EXHIBIT A

CERTIFICATEHOLDERS' CAPITAL CONTRIBUTIONS

Certificateholders	Percentage Interest
GCO ELF LLC	100%
(Aggregate principal amount of Trust Estate)
TOTAL	100%

EXHIBIT B

FORM OF TRUST PAYMENT DATE STATEMENT

For the Payment Date dated                        ,

GCO Education Loan Funding Trust-I
(1)	Amount received from the Indenture Trustee under the Indenture on the Payment Date:				$
(2)	Amount, if any, deducted pursuant to Section 4.01 of the Trust Agreement:				$
	(a)	Trust Company and Delaware Trustee fees and expenses:	$
	(b)	Administrator fees and expenses:	$
				Total	$
	(3)	Total amount to be remitted to Certificateholders (Item (1) minus Item (2)):			$

EXHIBIT C

FORM OF CERTIFICATE

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE TRUST AGREEMENT REFERRED TO HEREIN.

        THE TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN THE ADMINISTRATOR OR WILMINGTON TRUST COMPANY.

        Certificate No.

  Percentage Interest
  evidenced by this Certificate:    %

CERTIFICATE
Issued by GCO Education Loan Funding Trust-I

        This Certificate (the "Certificate") is not guaranteed or insured by any governmental agency or instrumentality and does not represent deposits or obligations of or any interest in the Administrator or Wilmington Trust Company.

        This Certificate certifies that                        is the Noteholder (the "Certificateholder") of the Percentage Interest evidenced by this Certificate specified above in the GCO Education Loan Funding Trust-I (the "Trust"). The Trust was created pursuant to an initial Trust Agreement dated as of January 15, 2003, by and between GMAC ELF LLC, as the Sponsor (the "Sponsor"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee on behalf of the Trust (the "Delaware Trustee"), as amended and restated by that Amended and Restated Trust Agreement, dated as of March 1, 2003, by and between the Sponsor and the Delaware Trustee, and as further amended by the First Amendment to Amended and Restated Trust Agreement, dated as of December 1, 2004, between the Delaware Trustee and GMAC ELF LLC, as the Certificateholder (collectively, the "Trust Agreement"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

        This Certificate has not and will not be registered under the Securities Act and will not be listed on any exchange. In addition to other restrictions on transfer set forth in the Trust Agreement, no transfer of this Certificate shall be made to a Person or entity unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such laws.

        In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust, Delaware Trustee, the Administrator and the transferring Certificateholder in writing the facts surrounding the transfer in substantially the forms required by the Trust Agreement. Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter with respect to a Rule 144A transaction, there shall also be delivered to the Trust an Opinion of Counsel to the effect that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Trust, the Delaware Trustee (unless it is the transferee from whom such opinion is to be obtained) or of the Administrator. The Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Delaware Trustee and the Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

        No transfer, sale, pledge or other disposition of this Certificate shall be made unless prior to such transfer, sale, pledge or other disposition, the Trust shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Delaware Trustee, to the effect that such a transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan, or (ii) in the case of any Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trust, the Delaware Trustee and the Administrator to the effect that the purchase or holding of such Certificate will not result in the Trust or the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trust, Delaware Trustee, the Administrator or the transferring Certificateholder to any obligation in addition to those undertaken in the Trust Agreement. Notwithstanding anything else to the contrary herein, in the event any purported transfer of a Certificate is made without delivery of the representation letter referred to above, such representation shall be deemed to have been made by the transferee by its acceptance of such Certificate. In addition, any purported transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trust, the Delaware Trustee and the Administrator of an Opinion of Counsel as described above shall be void and of no effect.

        This Certificate is one of a duly authorized issue of Certificates representing a beneficial undivided ownership interest in the Trust created by the Trust Agreement. This Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose unless manually countersigned by an Authorized Officer of the Delaware Trustee.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Estate for payment hereunder and that neither the Delaware Trustee nor the Administrator is liable to the Certificateholders for any amount distributable under this Certificate or the Trust Agreement, except as expressly provided in the Trust Agreement.

        This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Delaware Trustee and the Administrator.

        Pursuant to the terms of the Trust Agreement, a distribution on all Certificates issued by the Trust will be made as provided in the Trust Agreement to the Person in whose name such Certificates are then registered. Such distribution will be made pro rata to the holders based on their respective Percentage Interests.

        Distributions on this Certificate shall be made by wire transfer to the Certificateholder entitled thereto as its name appears on the Register. The final distribution on the Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust specified in the notice to Certificateholders of such final distribution.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office maintained by the Trust accompanied by a written instrument of transfer in form satisfactory to the Trust duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations and evidencing the same aggregate ownership in the Certificates are issuable only as registered Certificates without coupons in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Certificateholder surrendering the same.

        The Trust shall keep or cause to be kept, at the office or agency maintained pursuant to the Trust Agreement, a Register in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

        Prior to due presentation of a Certificate for registration of transfer, the Trust, Delaware Trustee, the Administrator and the Registrar may treat the Person in whose name any Certificate is registered in the Register as the owner of such Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and none of the Trust, Delaware Trustee, the Administrator and the Registrar shall be bound by any notice to the contrary.

        THE TRUST AGREEMENT CONSTITUTES THE CONTRACT GOVERNING THE RIGHTS AND OBLIGATIONS OF THE CERTIFICATEHOLDERS. THIS CERTIFICATE IS ONLY EVIDENCE OF SUCH CONTRACT AND, AS SUCH, IS SUBJECT IN ALL RESPECT SO THE TERMS OF THE TRUST AGREEMENT, WHICH SUPERCEDES ANY INCONSISTENT STATEMENTS IN THIS CERTIFICATE.

        IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

        Dated:                        ,

GCO EDUCATION LOAN FUNDING TRUST-I
		By:	Wilmington Trust Company, not in its individual capacity but solely in its capacity as Delaware Trustee of the GCO Education Loan Funding Trust-I:
By:
Name:
Title:
This is one of the Certificates referenced in the within-mentioned Trust Agreement:
By:	Authorized Signatory of Wilmington Trust Company, not in its individual capacity but solely in its capacity as Delaware Trustee of the GCO Education Loan Funding Trust-I

ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Register of the Trust.

        I (We) further direct the Delaware Trustee to issue a new Certificate of a like denomination, to the above named assignee and deliver such Certificate to the following address:

        Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of

                         account number                         . Applicable statements should be mailed to

        This information is provided by                         , the assignee named above, or                         , as its agent.

EXHIBIT D

FORM OF TRANSFEROR LETTER

[DATE]

[Name and Address of Addressees]

  Re:
  GCO Education Loan Funding Trust-I formed pursuant to the Trust Agreement dated as of March 1, 2003 by and between GMAC ELF LLC, as Initial Certificateholder and Sponsor, and Wilmington Trust Company, as Delaware Trustee, as amended by the First Amendment to Amended and Restated Trust Agreement, dated as of December 1, 2004, between the Delaware Trustee and GMAC ELF LLC, as the Certificateholder (collectively, the "Trust Agreement")

    Transferor Certificates Number[s]:
    Transferee Certificates Number[s]:

Ladies and Gentlemen:

        In connection with our disposition of Certificates issued by the above-referenced Trust, we certify that (a) we understand that such Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) the disposition of the Certificates is subject to restrictions and requirements set forth in the Trust Agreement, and (c) we have not transferred, pledged, offered, sold or otherwise disposed of any Certificate or any interest in any Certificate to, or solicited offers to buy or accept a transfer, pledge or other disposition of any Certificate or any interest in any Certificate from, any person, or otherwise approved or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

Very truly yours,
[NAME OF TRANSFEROR]
By:	Authorized Officer

EXHIBIT E

FORM OF INVESTMENT LETTER

[DATE]

[Name and Address of Addressees]

  Re:
  GCO Education Loan Funding Trust-I formed pursuant to the Trust Agreement dated as of March 1, 2003 by and between GMAC ELF LLC, as Initial Certificateholder and Sponsor, and Wilmington Trust Company, as Delaware Trustee, as amended by the First Amendment to Amended and Restated Trust Agreement, dated as of December 1, 2004, between the Delaware Trustee and GCO ELF LLC, formerly known as GMAC ELF LLC, as the Certificateholder (collectively, the "Trust Agreement")

    Transferor Certificates Number[s]:
    Transferee Certificates Number[s]:

Ladies and Gentlemen:

        In connection with our acquisition of Certificates issued by the above-referenced Trust, we certify that (a) we understand that the Certificates are not being, and have not been, registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being, and are required to be, transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates and based upon our present and projected net income and net worth, we believe that we can bear the economic risk of an immediate or future loss of its entire investment in the Certificates, (c) we have had the opportunity to ask questions of and have receive answers from the Trust, the Delaware Trustee, the Administrator and the transferring Certificateholder concerning the Trust and the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (h) below), (e) we have not transferred, pledged, offered, sold or otherwise disposed of any Certificate or any interest in any Certificate to, or solicited offers to buy or accept a transfer, pledge or other disposition of any Certificate or any interest in any Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, nor have we authorized or will authorize any person to act in such manner with respect to any Certificate or any interest in any Certificate (f) we are not prohibited from purchasing the Certificates pursuant to the Trust Agreement, (g) we have reviewed and are familiar with the form of the Certificates, including, without limitation, the legends thereon, and (h) we will not sell, transfer or otherwise dispose of any Certificates unless (i) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, (ii) we have provided at our expense such opinions of counsel (A) requested by the Delaware Trustee as are satisfactory to the Delaware Trustee or (B) as are required by the Trust Agreement, (ii) the purchaser or transferee of such Certificate has executed and delivered to you a Letter to substantially the same effect as this Letter, and (iii) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement.

        Capitalized terms used in this Letter, and not defined herein shall have the meanings set forth in the Trust Agreement.

Very truly yours,
[NAME OF TRANSFEREE]
By:	Authorized Officer

EXHIBIT F

FORM OF RULE 144A LETTER

[DATE]

[Name and Address of Addressees]

  Re:
  GCO Education Loan Funding Trust-I formed pursuant to the Trust Agreement dated as of March 1, 2003 by and between GMAC ELF LLC, as Initial Certificateholder and Sponsor, and Wilmington Trust Company, as Delaware Trustee, as amended by the First Amendment to Amended and Restated Trust Agreement, dated as of December 1, 2004, between the Delaware Trustee and GCO ELF LLC, formerly known as GMAC ELF LLC, as the Certificateholder (collectively, the "Trust Agreement")

    Transferor Certificates Number[s]:
    Transferee Certificates Number[s]:

Ladies and Gentlemen:

        In connection with our disposition of Certificates issued by the above referenced Trust, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Delaware Trustee, the Administrator and the transferring Certificateholder concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not prohibited from acquiring the Certificates pursuant to the Trust Agreement, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates or any interest in the Certificates to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates or any interest in the Certificates from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to a registration, or another exemption from registration, under the Securities Act and in compliance with the requirements and restrictions set forth in the Trust Agreement.

Very truly yours,
[NAME OF TRANSFEREE]
By:	Authorized Officer

ANNEX 1 TO EXHIBIT F

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

        The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Letter to which this certification relates with respect to the Certificates described therein:

              i.  As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             ii.  In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $            (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

(1)
Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

        Corporation, etc.    The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar statutory trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

        Bank.    The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        Savings and Loan.    The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

        Broker-dealer.    The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

        Insurance Company.    The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

        State or Local Plan.    The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

        ERISA Plan.    The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        Investment Advisor.    The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

        Small Business Investment Company.    Buyer is a small business investment company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

        Business Development Company.    Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            iii.  The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U. S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            iv.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

             v.  The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            vi.  Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer
By:
Name:
Title:
Date:

ANNEX 2 TO EXHIBIT F

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

        [For Transferees That are Registered Investment Companies]

        The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Letter to which this certification relates with respect to the Certificates described therein:

        1.     As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the adviser to such Family of Investment Companies.

        2.     In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          The Buyer owned $            in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          The Buyer is part of a Family of Investment Companies which owned in the aggregate $            in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        3.     The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

        4.     The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

        5.     The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Letter to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

        6.     Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Letter which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser
By:
Name:
Title:
IF AN ADVISER:
Print Name of Buyer

Date:

EXHIBIT G

AMENDED AND RESTATED
CERTIFICATE OF TRUST
OF
GMAC EDUCATION LOAN FUNDING TRUST-I

        This Amended and Restated Certificate of Trust of GMAC Education Loan Funding Trust-I (the "Trust") is being duly filed by the undersigned, as trustee, to amend and restate the original Certificate of Trust of the Trust (the "Certificate of Trust"), which was filed with the Secretary of State of the State of Delaware on January 15, 2003, under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the "Act").

        1.     Name. The name of the statutory trust is GCO Education Loan Funding Trust-I.

        2.     Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attention: Corporate Trust Administration.

        3.     Effective Time. This Amended and Restated Certificate of Trust will be effective upon its filing with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned, being the Delaware Trustee of the Trust as of the date of filing of this Amended and Restated Certificate of Trust, has executed this Amended and Restated Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee
By:
Name:
Title:

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FIRST AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT